Item 77C

SCUDDER GLOBAL HIGH INCOME FUND, INC.

The Proxy Statement on Schedule 14A for Scudder Global High Income Fund, Inc. (File No. 811-06671), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 28, 2002.